Exhibit 5.1

[LETTERHEAD OF NIXON PEABODY LLP]

October 17, 2017

Paychex, Inc.

911 Panorama Trail South

Rochester, New York 14625-2396

Ladies and Gentlemen:

We have acted as counsel to Paychex, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 17, 2017 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and resale, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate number of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) by certain selling stockholders of the Company to be identified in one or more Prospectus Supplements. The Shares are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act for unspecified proceeds.

 In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including, without limitation, the Registration Statement. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

In addition, with respect to any Shares included in a Prospectus Supplement that have not been issued as of the date hereof, we have assumed (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of such Shares, (b) that at the time immediately prior to the issuance of such Shares there will be sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise issued or reserved for issuance and (c) the due issuance and delivery of such Shares upon payment therefor (in an amount in excess of the par value thereof) in accordance with the applicable definitive agreement, contract or arrangement for distribution approved by the Board of Directors of the Company.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (the “DGCL”) as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction, other than the DGCL, are applicable to the subject matter hereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are, or when issued will be, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein and any amendments thereof or supplements thereto. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/Nixon Peabody LLP

Nixon Peabody LLP